                                                                   EXHIBIT 10.15
                        CONFIDENTIAL TREATMENT REQUESTED
[*] Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Commission.


                              Amendment Number Two
                                     to the
                     OEM PURCHASE AND DEVELOPMENT AGREEMENT
                                    Between
                 SonicWALL, INC. (FORMERLY SONIC SYSTEMS, Inc.)
                                      and
                              3Com   EUROPE, LTD.

This Second Amendment, effective upon the date of the last signature affixed hereto, is by and between SonicWALL, Inc. (formerly Sonic Systems, Inc.) ("SonicWALL"), with a place of business at 1160 Bordeaux Drive, Sunnyvale, CA 94089 and 3Com Europe, Ltd. ("3Com"), with a place of business at Boundary Way, Hemel Hempstead, Herts, HP2 7YU United Kingdom.

The parties have entered into an OEM Purchase and Development Agreement executed on 27 July 1999 and effective as of 1 July 1999, as amended to date ("OEM Agreement"), pursuant to which Seller will manufacture and sell certain products to 3Com.

The parties desire to amend the OEM Agreement so as, among other things, to add additional Products to the Products currently being manufactured and sold to 3Com under the OEM Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.  All references to "Sonic" in the OEM Agreement shall read "SonicWALL".

2.  The following definition is added to Section 1:

    1.10 "SonicWALL PRO+" means the SonicWALL product equivalent to the 3Com Superstack II Internet firewall, which consists of the SonicWALL PRO product with an added VPN accelerator card.

3.  Section 6.2 (iv) is deleted in its entirety and replaced by the following:

    "(iv) a decrease in the U.S. list price of SonicWALL Plus DMZ and/or SonicWALL PRO+ equal to or greater than fifteen percent (15%). Any or all of the preceding will necessitate good faith negotiations between the Parties regarding the pricing of the Products." Price Changes resulting from these reviews will take effect for all deliveries after the start of 3Com's next fiscal quarter (1 June, 1 September, 1 December, 1 February of each year).

4. Exhibit A(1), under "Description of Products" is amended to add the following:

           "3C XXXXA    Superstack II Internet Firewall
           3C XXXXB     Web Site Filter for Superstack II Internet Firewalls"

5. Exhibit A(1), under "Price, Specification, Lead-time, Royalty, Repair Charges", is amended to add to the chart the following:


Product                     Initial 3Com      Spec No.        Lead Time         Royalty            Repair Charge
-------                     -------------   ------------      ---------         -------            -------------
                             Price (US$)
                            -------------
                                            (see Exhibit B)   (see Section    (see Section         (out of Warranty repairs
                                             -------------     -----------     -----------          -----------------------
                                                                  5.1)          22.2.1)            only)
                                                                  ---           ------             -----


3C XXXXA                    [*]                  1034-007          [*]           [*]                    [*]
3C XXM                      [*]                  1034-00x          [*]           [*]                    [*]

*Prices are agreed for initial orders and are subject to review and amendment in the future at the Quarterly price reviews set out in Section 6.3."

6. Exhibit A(1) is amended to add immediately after "In addition, an overhead charge to cover SonicWALL's costs of acquiring this material," the following:

     "SonicWALL has a price-reduction program underway for the SonicWALL PRO+, consisting of proprietary Application Specific Integrated Circuits (ASIC"), with a targeted product release in 4Q2000. At 3Com's request, SonicWALL will incorporate this design into a 3Com Superstack II Internet Firewall Product to be released within 45 days of the SonicWALL product release. When SonicWALL completes and releases the 3Com OEM version of this cost reduced version, then the 3Com price will be reduced to [*] (if not already at or below [*]), on first shipment of the new product. The parties will negotiate in good faith any NRE charges related to the re-spinning of the PCB for the cost-reduced 3Com product and to cover any prototypes."

7. Exhibit B, under "Product Specifications" is amended to add to the chart the following:

     3C XXXXA  Superstack II Internet Firewall       3Com Document no. 1034-007
     3C XXXXB  Web Site Filter for Superstack II     3Com Document no. 1034-00x
               Internet Firewall

8. Exhibit B is amended by adding in the space immediately after the chart and before "In all cases, the latest issue level signed and approved by 3Com and SonicWALL is applicable," the following:

"For the Superstack II Internet Firewall, the following additional features will be provided by SonicWALL:

 .  LDAP support (to be defined)
 .  Anti Virus
 .  PKI/IKE
 .  Global Management
 .  SNMP support (to be defined).

SonicWALL will provide to 3Com a schedule of planned availability for each of these features when it has been finalized. Following discussions with 3Com, any NRE charges (for customization, if appropriate) will be determined and 3Com's price discount against SonicWALL's list price for these features will be determined. It is expected that basic SNMP functionality will be provided [*] to 3Com.

The above features will be provided to 3Com within 14 days of release of these enhancements to SonicWALL customers unless any customization or private-labeling work is required, in which case the product's release plan will be mutually agreed upon."

9.  Exhibit H, is deleted in its entirety and replaced with the following:

                                  Exhibit H-1

(1)  Development of the Office Connect Firewall Product

     (a).  Non-Recurring Engineering (NRE)

     In return for a consideration of [*] Sonic will carry out the following:

     Re-design SonicWALL to fit OfficeConnect format as per product specification 1007-015

 .  New PCB layout to cover both products by population options
 .  New Power Regulation Circuit for 3Com Power Adapter
 .  Noise suppression circuitry for FCC B
 .  Move flash reset switch to external access
 .  Relayout to fit 3Com enclosure
 .  Make modifications to Web Management GUI
 .  Make modifications to Back-end Server GUI
 .  Design and test to product spec 1007-015 **
 .  Supply base manual(s) for 3Com to re-work
 .  Provide five (5) sample units of each version

NRE charge is payable in the following installments
---------------------------------------------------

     [*]    at program start
     [*]    on prototype acceptance
     [*]    on first production shipment

**3Com to bear the cost of any approval fees billed to Sonic by third parties. Sonic to bill 3Com separately for these fees.

Sonic to source designed and completed case and packaging items from 3Com designated suppliers including, but not limited to, chassis, top covers, manuals, registration cards, boxes, CDs, seals, clips, etc.


(2)  Development of the Superstack II Internet Firewall Product

     (a.)  Non-Recurring Engineering (NRE)

In return for a consideration of [*], SonicWALL will carry out the following:

Re-design SonicWALL Product to fit Superstack II format as per product specification 1034-007

 .  Re-layout the PCB to fit 3Com enclosure
 .  Adapt board for 3Com Power Supply and RPS connector
 .  Adapt LEDS and switches to specification
 .  Modify the Web Management GUI to reflect 3Com name and logo
 .  Generate new algorithms as required for Back-end Server
 .  Perform Safety and EMC testing per product specification 1034-007**
 .  Supply base manuals for 3Com to re-work
 .  Source manuals, registration cards, labels, CDs, etc., per specification.
   3Com to provide artwork and content.
 .  Provide five (5) prototype boards of each of two spins of the board (total
   10).
 .  Provide ICT test fixture and programming.

**3Com to bear the cost of any approval fees billed to SonicWALL for EMC, Safety and ICSA testing. SonicWALL to bill 3Com separately for these fees. EMC testing for Korea and Safety testing NOM-019 SCFI not included in this quotation. (Both require testing on location.)

     (b.) SonicWALL will perform interoperability tests with existing 3Com VPN products. 3Com to provide the products on loan to SonicWALL for testing. Fees for testing will be negotiated in good faith by the parties and will depend on number of products and extent of testing required.

     (c).  Exceptions/Exclusions:

     1. 3Com is responsible for Reliability and Environmental testing per sections 9.1and 9.2 of specification.

     2.  TFTP Protocol (per section 9.5.2) is not included.

     3.  MIBs listed in 9.5.2 not included.

     4.  SNMP is not included in the initial version.

     (d.)  NRE charge is payable in the following installments:

     [*]    At signing of Amendment 2
     [*]    On prototype acceptance by 3Com
     [*]    On first production shipment to 3Com

Performance of the VPN accelerator is essential to prototype acceptance by 3Com. A sample of the VPN accelerator card will be provided to 3Com at a date to be agreed within 14 days of the signing of this agreement. If, following 3Com testing of the VPN accelerator in a SonicWALL PRO+ product, 3Com notifies SonicWALL that the VPN performance listed in the specification, 3Com Document No. 1034-007, is not achieved, SonicWALL shall have 30 days to provide conforming Product. If SonicWALL does not provide conforming product to 3Com, 3Com shall have the right to terminate the development of the Superstack II Internet firewall after payment of the initial payment of [*] only.

(3)  Additional Services

In consideration of [*] Sonic will provide the following service:

 . Set-up of back-end server(s) for Content Filter List, Product Registration and Product updates.

(4)  Works Developed For 3Com

The following IP will be owned by 3Com at the completion of the development:

     A. Web Management GUI: Specific combination of colors, fonts, GUI element styles and GUI element locations for the Cerberus web-based management interface.

     B. Back-end Registration Server: Specific combination of colors, fonts, GUI elements styles and GUI element locations for the web interface to the back-end server user for registration, upgrade activation and other functions."


9. Except as amended and set forth herein, the OEM Agreement shall continue in full force and effect. The OEM Agreement and any attachments thereto, together with this

     Amendment, constitute the entire agreement of the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, parties hereto have executed this Second Amendment on the dates written below.

SonicWALL, Inc.                      3Com Europe Ltd.
---------------                      ----------------

By:           /s/ Sreekanth Ravi     By:            /s/T.M. Jalland
              -------------------                   -------------------


Printed Name: Sreekanth Ravi         Printed Name:  T.M. Jalland
              -------------------                   -------------------

Title:        President/CEO          Title:         VP Marketing
              -------------------                   -------------------

Date:             3/12/00            Date:          3/15/00
              -------------------                   -------------------


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